EXHIBIT 10.3

         Consulting Agreement (the "Agreement") entered into this 9th day of November 1999 by and between WHOODOO.COM (Delaware). ("Company"), a Florida corporation with principal offices at 1660 Trade Center Way, Naples, FL 34109, and Michael Baybak and Company, Inc., ("Consultant"), a California corporation with principal offices at 4515 Ocean View Blvd., Suite 305, La Canada, CA 91011.

                                    RECITALS

         WHEREAS, the Consultant is engaged in providing financial and media services (the "Services") to emerging Internet companies; and

         WHEREAS, the Company desires to retain Consultant to provide financial and media services upon the terms and conditions described herein; and

         WHEREAS, the Consultant desires to provide such services to the Company as an independent contractor upon such terms and conditions.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereby agree as follows:

         1. Consultant shall provide the Company with the Services, which shall include increasing the awareness of money managers, newsletter publishers and media interested or otherwise covering emerging Internet companies, of the Company and communicate the Company's product profiles with prospective investors and money managers and promote the Company as a highly focussed developer of specialized vertical portals and operator of the whOOdoo.com network of regional portals. Communications should highlight the market niche the Company is exploiting and the many strengths and benefits inherent in servicing this niche. The Services shall include the development of specialized financial marketing programs through marketing/newsletter publications that Company may elect to undertake.

         2. Company shall provide Consultant with various materials and documents ("Company Information"), however, before Consultant disseminates such Company Information, the Consultant must receive the Company's prior written consent.

         3. The term (the "Term") of this Agreement shall commence the day and year first above written and terminate on November 9, 2000 unless terminated earlier pursuant to paragraph 11. Company shall have the option to renew this Agreement for an additional year (the "Extended Term") upon similar terms and conditions by providing prior notice to Consultant no later than August 31, 2000.

         4. Company shall pay Consultant $3,500.00 per month for the Services and Company's initial $3,500.00 payment shall be paid to Consultant upon execution of this Agreement. Subsequent monthly payments will be billed by Consultant on the first of each

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subsequent month and Company will pay them within 30 days.

         5. In addition to Consultant's compensation under Paragraph 4 above, the Company shall issue to the Consultant 350,000 options (the "Options") to purchase the Company's common stock, par value $.001 per share, subject to the following provisions: (i) one-half, or 175,000 Options shall vest on February 9, 1999 and one-half, or 175,00 Options, on May 9, 1999, (ii) such vesting shall occur only if the Consultant has not been terminated pursuant to paragraph 11 hereof at the time such Options vest pursuant to paragraph 5(i); and (iii) the Options may be exercised at $1.00 per share for a period of five years from the date of this Agreement.

         6. During the Term, Consultant shall provide the Services to Company using Consultant's employees Michael Baybak and George Duggan, who shall provide the Services in a timely manner.

         7. Consultant shall be reimbursed for its reasonable expenses on Company's behalf, properly incurred in connection with Consultant's duties, such expenses include all direct costs of communication on behalf of the Company, including phone, fax, postage, deliveries, etc.; provided, however that any of Consultant's expenses in excess of $500.00 per month shall not be incurred without Company's prior consent. In that regard, during each month of the Term, Consultant shall furnish Company with appropriate evidence of such expenses, including receipts and vouchers.

         8. At no time may Consultant disclose Company's affairs, or any Company trade or other secrets to any person for its or their own personal benefit or purposes, whether or not such disclosure injures Company. Consultant shall not use any Company Information for Consultant's benefit, or purposes, or for any purpose other than for the Company's benefit as described herein. Consultant acknowledges that any breach of this Agreement may result in damages to Company that are difficult to measure monetarily, and, therefore, Consultant hereby waives any defense to any application made by the Company for injunctive relief, in addition to any other legal remedies available to it.

         9. Company shall indemnify and hold Consultant harmless against any loss, costs or expenses incurred as a result of or arising out of the Consultant's publication or dissemination of Company Information or other relevant information approved in writing by Company hereunder if it is established by a court of competent jurisdiction that the said information contain material misrepresentations, or false or misleading information, or omits to state a material fact necessary to prevent a statement that is made from being false or misleading.

         10. Consultant shall devote a reasonable amount of the time and best efforts of the Employees to promote Company's interests.

         11. This Agreement may be terminated by Company at any time without prior

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notice if:

                  (i) Consultant shall breach of provisions of this Agreement; or

                  (ii) Consultant is negligent in the performance of its duties hereunder; or

                  (iii) Consultant files a bankruptcy petition in any court of competent jurisdiction, or makes an assignment for the benefit of creditors; or

                  (iv) Michael Baybak shall become of unsound mind, or be declared incompetent to handle his personal or business affairs; or

                  (v) upon 30 days prior notice by the Company if the Company is not satisfied with the Consultants performance under this Agreement.

         12. Company acknowledges that Consultant has and will continue to have business relationships with others that will require a certain portion of Consultant's time. Company acknowledges that Consultant may continue to devote time to such persons, PROVIDED THAT such relationships do not conflict with, in any way, Company's time and best efforts to provide services to Company hereunder.

         13. Company acknowledges that Consultant's services hereunder are personal in character, and neither this Consulting Agreement, nor any rights or benefits arising thereunder may be assigned by the Consultant, without Company's prior consent.

         14. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, to the addresses listed above or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

         15. The provisions of this Consulting Agreement shall inure to the benefit of and be binding upon the parties, their successors and permitted assigns. For this purpose, the terms "successors" and "assigns" shall include any entity which at any time, whether by merger, purchase or otherwise, shall acquire substantially all of Company's assets or operations.

         16. Each provision herein is intended to be severable and if any such provision is deemed to be illegal, or invalid for any reason, such illegality or invalidity shall not affect the remainder of this Agreement.

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         17. This Agreement shall primarily be performed in the State of
California, and it shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of that state applicable to contracts made and to be performed in that state. This Agreement may not be changed, except by an instrument in writing signed by the party against whom or which enforcement of any waiver, change, modification or discharge is sought.

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         IN WITNESS WHEREOF, this Agreement has been executed as of the day, month and year first above written.

THE COMMON SEAL of                  )
WHOODOO.COM (DELAWARE)              )                c/s
hereto affixed in the presence of:  )
                                    )
                                    )
____________________________________)          per: ____________________________
Witness                             )                Paolo Mylla
                                    )                WHOODOO.COM (Delaware)
____________________________________)
Witness

The Common Seal of                  )
MICHAEL BAYBAK AND                  )
COMPANY, INC. hereto affixed        )
in the presence of                  )          MICHAEL BAYBAK AND
                                    )          AND COMPANY, INC.
                                    )
                                    )
____________________________________)          per: ____________________________
Witness                             )                Michael Baybak
                                    )
____________________________________)          _________________________________
Witness                             )                President